Exhibit 99.1

GE Press Release

GE Completes Separation of GE HealthCare

•	Spin-off of GE HealthCare creates global leader in Precision Care

•	GE HealthCare to begin trading on The Nasdaq Stock Market LLC (“Nasdaq”) on January 4, 2023, under ticker “GEHC”; GE will continue to trade on New York Stock Exchange (“NYSE”) under ticker “GE”

•	GE remains on track to launch GE Aerospace and GE Vernova[1] as independent, industry-leading, investment grade companies in early 2024

BOSTON – January 4, 2023 – GE (NYSE: GE) announced that it has completed the separation of its healthcare business, launching GE HealthCare Technologies Inc. (“GE HealthCare”), a global leader in Precision Care. Starting today, January 4, 2023, GE HealthCare will trade on Nasdaq under the ticker symbol “GEHC”.

H. Lawrence Culp Jr., Chairman and CEO, GE and CEO, GE Aerospace, said, “The successful spin-off of GE HealthCare marks a pivotal moment in our transformation into three independent companies focused on critical, growing sectors. I am tremendously proud of the GE and GE HealthCare teams for their work to prepare this great business to stand on its own as an industry-leading, investment grade company focused on Precision Care.”

Culp continued, “We’re on track and confident in our plans to unleash the potential of GE Aerospace and GE Vernova as separate companies in early 2024. These two global leaders are creating a smarter, more efficient future of flight and driving decarbonization to address the energy transition. With lean and innovation at our core, we could not be more excited about the future.”

Holders of GE common stock received one share of GE HealthCare common stock for every three shares of GE common stock held. The distribution was part of a tax-free spin-off, resulting in tax efficiency for GE shareholders in the United States.

GE is retaining approximately 19.9 percent of the shares of GE HealthCare common stock. Culp will serve as non-executive chairman of GE HealthCare.

Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel. Evercore, Morgan Stanley, and PJT Partners were the lead financial advisors to GE on the transaction. GE also received legal advice from Gibson, Dunn & Crutcher LLP and DLA Piper and financial advice from BofA Securities, Citibank, and Goldman Sachs.

For additional information, please visit GE’s “Spin-off Resources” page on GE’s investor relations website: https://www.ge.com/investor-relations/spinoff-resources.

Forward-Looking and Cautionary Statements

This document contains forward-looking statements – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-

[1]	GE’s portfolio of energy businesses

looking statements, including (1) our success in executing and completing asset dispositions or other transactions, including our planned spin-off of our portfolio of energy businesses that are planned to be combined as GE Vernova (Renewable Energy, Power, Digital and Energy Financial Services), and sales of our equity ownership positions in Baker Hughes, AerCap and GE HealthCare, the timing of closing for such transactions, the ability to satisfy closing conditions, and the expected proceeds, consideration and benefits to GE; (2) changes in macroeconomic and market conditions and market volatility, including impacts related to the COVID-19 pandemic, risk of recession, inflation, supply chain constraints or disruptions, rising interest rates, the value of securities and other financial assets (including our equity ownership positions in Baker Hughes, AerCap and GE HealthCare), oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our business operations, financial results and financial position and (3) our de-leveraging and capital allocation plans, including with respect to actions to reduce our indebtedness, the capital structures of the three public companies that we plan to form from our businesses, the timing and amount of dividends, share repurchases, organic investments, and other priorities, see https://www.ge.com/investor-relations/important-forward-looking-statement-information, as well as our SEC filings. We do not undertake to update our forward-looking statements.

Contact

GE Investor Contact:

Steve Winoker, 617.443.3400

swinoker@ge.com

GE Media Contact:

Whitney Mercer, 857.303.3079

whitney.mercer@ge.com